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                                                                               EXHIBIT 12.1



                                                                         PRIME GROUP REALTY TRUST
                                                                 STATEMENT REGARDING COMPUTATION OF RATIOS
                                                                                (IN $000'S)

                                               PERIOD FROM          PERIOD FROM                YEAR ENDED DECEMBER 31,
                                                                                    --------------------------------------------
                                               11/17/97 TO           1/1/97  TO
                                                 12/31/97             11/16/97      1996         1995         1994          1993
                                               --------------------------------     --------------------------------------------
EARNINGS

Income (loss) before preferred share
  dividend and minority interest
  per the combined financial statements         $ 1,427              $ (29,050)    $(31,417)  $ (29,576)    $ (22,062)   $ (20,829)

Interest expense                                  1,680                 34,417       37,217      36,234        33,387       29,162
Amortization of debt issuance costs                 121                    630          594       1,148           714          859
Preferred share dividend                            345                    -            -           -             -           -
                                                -------------------------------   ------------------------------------------------
Earnings                                        $ 3,573              $    5,997     $  6,394   $   7,806     $  12,039    $   9,192
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

FIXED CHARGES

Interest expense                                  1,680                 34,417       37,217      36,234        33,387       29,162
Capital Interest expense                            -                      -            -           -             -            -
Amortization of debt issuance costs                 121                    630          594       1,148           714          859
Preferred share dividend                            345                    -            -           -             -            -
                                                -------------------------------   ------------------------------------------------
Total fixed charges                             $ 2,146              $  35,047     $ 37,811    $ 37,382      $ 34,101     $ 30,021
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES (1)                                      1.66                    -            -           -             -            -
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------
EXCESS(DEFICIT) OF EARNINGS TO COMBINED
  FIXED CHARGES                                 $   -                $ (29,050)    $(31,417)  $ (29,576)     $(22,062)    $(20,829)
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------
RATIO OF EARNINGS TO COMBINED FIXED
  CHARGES AND PREFERRED SHARE DIVIDEND (2)         1.66                    -            -           -             -            -
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------
EXCESS(DEFICIT) OF EARNINGS TO COMBINED
  FIXED CHARGES AND PREFERRED SHARE DIVIDEND    $   -                $ (29,050)    $(31,417)  $ (29,576)     $(22,062)    $(20,829)
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------
Funds From Operations                           $ 3,964              $ (14,461)    $(17,367)  $ (12,733)     $(12,930)    $ (9,345)

Interest expense                                  1,680                 34,417       37,217      36,234        33,387       29,162
Amortization of debt issuance costs                 121                    630          594       1,148           714          859
Preferred share dividend                            345                    -            -           -             -            -
                                                -------------------------------   ------------------------------------------------
Adjusted Funds From Operations                  $ 6,110              $  20,586     $ 20,444   $  24,649      $ 21,171     $ 20,676
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

FIXED CHARGES
Interest expense                                  1,680                 34,417       37,217      36,234        33,387       29,162
Capital Interest expense                            -                      -            -           -             -            -
Amortization of debt issuance costs                 121                    630          594       1,148           714          859
Preferred share dividend                            345                    -            -           -             -            -
                                                -------------------------------   ------------------------------------------------
Total fixed charges                             $ 2,146              $  35,047     $ 37,811   $  37,382      $ 34,101     $ 30,021
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
  FIXED CHARGES (3)                                2.85                   -            -            -            -            -
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

EXCESS(DEFICIT) OF FUNDS FROM OPERATIONS TO
  COMBINED FIXED CHARGES                        $   -                $ (14,461)    $(17,367)  $ (12,733)     $(12,930)    $ (9,345)
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

RATIO OF FUNDS FROM OPERATIONS TO COMBINED
  FIXED CHARGES AND PREFERRED SHARE DIVIDEND (4)   2.85                   -            -            -            -            -
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------

EXCESS(DEFICIT) OF FUNDS FROM OPERATIONS TO
  COMBINED FIXED CHARGES AND
  PREFERRED SHARE DIVIDENDS                     $   -                $ (14,461)    $(17,367)  $ (12,733)     $(12,930)    $ (9,345)
                                                -------------------------------   ------------------------------------------------
                                                -------------------------------   ------------------------------------------------
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(1) The Company's earnings were insufficient to cover fixed charges for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.

(2) The Company's earnings were insufficient to cover fixed charges including preferred stock dividend requirements for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.

(3) The Company's adjusted funds from operations were insufficient to cover fixed charges for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.

(4) The Company's adjusted funds from operations were insufficient to cover fixed charges including preferred stock dividend requirements for the period from January 1, 1997 through November 16, 1997 and for the years ended December 31, 1996, 1995, 1994 and 1993 by the amounts indicated.